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                                                               EXHIBIT (11)(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the use in this Post-Effective Amendment No. 45 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of Eaton Vance Cash Management Fund, Eaton Vance Liquid Assets Fund and Eaton Vance Money Market Fund of our report dated February 6, 1998 relating to such Funds, and of our report dated February 6, 1998 relating to Cash Management Portfolio, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1997 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

     We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information of the Registration Statement.

                                    /s/ COOPERS & LYBRAND L.L.P.
                                        --------------------------------------
                                        COOPERS & LYBRAND L.L.P.

April 24, 1998
Boston, Massachusetts